UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2008
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2008, in connection with the implementation of various organizational changes of its personnel, Citizens Republic Bancorp, Inc. (the “Company”) determined to reassign Clint Sampson, its Executive Vice President and Vice Chairman, Commercial Banking and one of the “named executive officers” in its 2008 annual meeting proxy statement. Effective immediately, Mr. Sampson will leave his current post and instead will focus the majority of his time on line level commercial banker support and assisting the Company’s bankers in managing client relationships in all of the Company’s regions.
As Mr. Sampson transitions toward retirement, he will work a reduced schedule beginning January 1, 2009. As part of the reduction in his work schedule and his change in status, Mr. Sampson’s salary will decrease to 60% of his current salary beginning in 2009. In addition, the Company has agreed to pay Mr. Sampson a lump sum payment equal to one year’s current salary ($270,000) no later than January 15, 2009. The Company also confirmed Mr. Sampson’s eligibility to receive the $150,000 retention bonus after December 31, 2008 that was granted to him in connection with the Republic merger which closed in December 2006. Terms of the compensation arrangement with Mr. Sampson are in the process of being documented and the Company intends to file the written agreement as an exhibit to a report with the Securities and Exchange Commission after the agreement has been completed and executed by the parties.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its:	General Counsel and Secretary

Date: September 30, 2008